Exhibit 99.1

PRESS RELEASE

July 18, 2003

Intrepid Announces Accounting Restatement

JACKSONVILLE BEACH, FL – Intrepid Capital Corporation (OTC Bulletin Board: ICAP) today announced that the Company will restate its financial statements for certain prior periods.

The Company’s management and independent accountants informed the Board of Directors that the Company had not completely accounted for a $600,000 compensation agreement entered into during the second quarter of fiscal year 2002. Of the aggregate amount of this liability, the Company believes that $200,000 was accounted for in the wrong period of fiscal year 2002 and $300,000 was not reflected in the Company’s financial statements for fiscal year 2002 or any interim period.

Once the Company completes its investigation of the amounts to be recorded in each reporting period, the Company will restate its previously-issued financial statements beginning with the financial statements included in its Quarterly Report on Form 10-QSB for the three and six months ended June 30, 2002 to reflect the effects of this compensation agreement. The Company’s adjustment for this liability should not result in any decrease in the Company’s total revenues over time, and the adjustment affects only the periods in which this liability is being recognized.

The Company expects to complete its work and file its restated financial statements with the Securities and Exchange Commission as soon as possible.

Intrepid Capital Corporation, headquartered in Jacksonville Beach, Florida, manages separate account portfolios for public and private companies, labor unions, municipalities, endowments, foundations, high net worth individuals and families and has clients in 44 states and six countries. For more information about Intrepid, please visit Intrepid on the Internet at http://www.intrepidcapital.net/ or call Mark F. Travis at (904) 246-3433.

The preceding release may contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe” and “expect” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. Intrepid undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.